Exhibit 10.13

AGREEMENT TO RENEW LEASE MADE THIS 1st DAY OF JULY, 2020;

BETWEEN:

BENNETT FINANCIAL CORP.

(hereinafter called “the Landlord”)

-and-

FLEX LEASING POWER AND SERVICE ULC

(hereinafter called “the Tenant”)

WHEREAS by a written lease agreement dated the 1st day of December, 2015 (the “Lease”), the Landlord leased to the Tenant the premises legally described as follows:

CONDOMINIUM PLAN 1320815

UNIT 2

AND 5000 UNDIVIDED ONE TEN

THOUSANTH SHARES IN THE COMMON

PROPERTY

EXCEPTING THEREOUT ALL MINES AND MINERALS

AND WHEREAS the Term (as described in the Lease) of the Lease was renewed for a further year by a renewal agreement dated December 14, 2018 (the “First Renewal Agreement”);

AND WHEREAS the Term was subsequently renewed for a further year by a renewal agreement dated October 1st, 2019 (the “Second Renewal Agreement”);

AND WHEREAS the World Health Organization has declared a pandemic caused by the COVID-19 coronavirus (the “Pandemic”);

AND WHEREAS the Pandemic has caused economic hardship to businesses in Alberta and abroad;

AND WHEREAS the Landlord recognizes the Pandemic has affected the business of the Tenant and has offered to abate the Tenant’s monthly rent by 30% ($3,645.00) for a monthly amount payable of $8,505.00 plus GST for the months of June 2020, July 2020, and August 2020 (the “Abatement”);

AND WHEREAS in consideration for the Abatement, the Tenant has agreed to extend the Term of its Lease for one year;

NOW THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1.	The Landlord has agreed with the Tenant to renew the Lease for a period of one (1) year to commence on the 1st day of January, 2021 and end on the 31st day of December, 2021 (the “Third Renewal Term”).

2.	The Annual Basic Rent described in 1.1(g) of the Lease shall be $145,800.00 + GST ($18.00/sq ft + GST) for the Third Renewal Term.

3.	The Landlord and the Tenant agree that section 3.1(a) of the Lease shall be amended to read as follows:

(a)	Beginning on January 1, 2021, Annual Basic Rent for each Lease Year, payable in advance in equal consecutive monthly instalments of $12,150.00 plus GST on the first day of each month in each year of the Third Renewal Term;

4.	The Tenant and Landlord further agree that the Lease for this Third Renewal Term shall be on the same terms and conditions as the initial Lease except as set out herein.

5.	The Tenant further agrees to pay the following sums, as Additional Rent, on or before January 1st, 2021:

a.	$10,600.00 + GST, which represents 10% of the grading costs for the Premises.

6.	All other terms and conditions of the Lease will continue in force and effect, except there shall be no right to renew the Lease unless by agreement between the Parties hereto.

7.	This Agreement shall be binding upon and enure to the benefit of the heirs, executors, administrators, successors and assigns of the Parties hereto.

8.	This Agreement may be signed and accepted in counterpart and delivered by facsimile or portable document format (pdf).

IN WITNESS WHEREOF the Parties hereto have executed this agreement effective the day, month and year first above written.

BENNETT FINANCIAL CORP.

Per:
/s/ [ILLEGIBLE]
(authorized signatory)

FLEX LEASING POWER AND SERVICE ULC

Per:
/s/ [ILLEGIBLE]
(authorized signatory)